SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                 Registration Statement
                            Under the Securities Act of 1933

                                      SEEC, INC.
              (Exact name of registrant as specified in its charter)

         Pennsylvania                                    55-0686906
 (State of other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

   Park West One, Suite 200
   Cliff Mine Road
   Pittsburgh, PA                                             15275
   (Address of Principal                                    (zip code)
   Executive Offices)

                        SEEC, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                                    (Full Title of Plan)
                                    ---------------------
                                         Ravindra Koka
                        President, Chief Executive Officer and Director
                                          SEEC, Inc.
                                  Park West One, Suite 200
                                        Cliff Mine Road
                                      Pittsburgh, PA  15275
                            (Name and address of agent for service)
                                        (412) 893-0422
                 (Telephone number, including area code, of agent for service)
                                   -----------------------
                               CALCULATION OF REGISTRATION FEE

                              -------------------------------
Title of                   Proposed          Proposed
securities    Amount       maximum           maximum            Amount of
to be         to be        offering price    aggregate          registration
registered    registered   per share(1)      offering price(1)  fee(1)
----------    ----------   --------------    -----------------  ------------
Common Stock   300,000(2)  $5.13             $1,539,000         $454.00
$.01 par value

(1) Estimated solely for the purpose of calculating the registration fee:Calculated pursuant to Rule 457(c) based upon the market value per share of SEEC, Inc. Common Stock as of August 21, 1998.

(2) There are also being registered hereunder such number of additional Shares of Common Stock which may become available for purchase in accordance with the provisions of the Plan in the event of any change in the outstanding shares of SEEC, Inc., including a stock dividend or stock split.

                                PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
---------------------------------------------------


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by SEEC, Inc. ("SEEC" or the "Company") with the Securities and Exchange Commission (the
"Commission") are incorporated by reference into this Registration
Statement:

         1. SEEC's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

         2. SEEC's Quarterly Report on Form 10-Q for the three-month period ended June 30, 1998.

         3.    SEEC's Report of Form 8-K dated July 20, 1998.

         4. SEEC's definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in connection with the Annual Meeting of Shareholders of SEEC held on August 6, 1998.

         5.    The description of SEEC's Common Stock, par value
               $0.01 per share (the "Common Stock"), contained in Form S-1, Registration Statement No. 333-40171.


      All documents subsequently filed by SEEC with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            The class of securities to be offered under the Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the securities offered hereby will be passed upon by Cohen & Grigsby, P.C., 2900 CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania, counsel to SEEC.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The effect of charter, by-law, statutory and other provisions whereby the directors and officers of SEEC may be insured or indemnified against liability as officers and directors are set out below:

            Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

            Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under
Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

           Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

           Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding;
(ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or
(iii) by the shareholders.

           Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

           Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

          Section 1747 also grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

          Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

          Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

          Reference is made to Article VII of the Company's Amended and Restated Bylaws, which provide in general for the indemnification of the Company's officers and directors to the fullest extent authorized by law.

          Section 1713 of Subchapter B, Chapter 17, of the BCL permits a corporation to provide in its bylaws that, subject to certain exceptions, a director shall not be personally liable, as such, for monetary damages for any action taken, unless the director has breached or failed to perform the duties of his office under Subchapter B and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Article 7 of the Company's Amended and Restated Articles of Incorporation and Section 3.10 of the Company's Amended and Restated Bylaws provide in general that to the fullest extent that the laws of the Commonwealth of Pennsylvania, as amended, permit elimination or limitation of the liability of directors, a director of the Company shall not be personally liable for monetary damages for any action taken or for failure to take any action as a director.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

      SEEC, Inc. 1998 Employee Stock Purchase Plan (incorporated by reference from the Registrant's Proxy Statement for the fiscal year ended March 31, 1998).

      Opinion of Cohen & Grigsby, P.C. regarding legality of the securities being registered.

23.1        Consent of BDO Seidman, LLP.


      Consent of Cohen & Grigsby, P.C., included in opinion as filed as Exhibit 5.1.


ITEM 9.     UNDERTAKINGS.

(a)         Rule 415 Offering undertaking:

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers
                or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by
                   Section 10(a)(3) of the Securities
                   Act of 1933;

                   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with
                   respect to the plan of distribution not
                   previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference undertaking:

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Filing of Registration Statement on Form S-8 undertaking:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 24, 1998.

                                    SEEC, INC.


                                    By /S/RAVINDRA KOKA
                                    -------------------
                                          Ravindra Koka
                                          President and
                                          Chief Executive Officer



                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ravindra Koka the undersigned's true and lawful attorney-in-fact, with full power of substitution and resubstitution, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in- fact or their or his substitute, may lawfully do or cause to be done by virtue thereof.


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE

/S/RAJ REDDY
------------
Raj Reddy              Chairman and Director             August 24, 1998


/S/RAVINDRA KOKA
----------------
Ravindra Koka          President, Chief Executive
                       Officer and Director
                       (Principal Executive Officer)     August 24, 1998



/S/RICHARD GOLDBACH
-------------------
Richard Goldbach       Treasurer and Chief Financial
                       Officer
                       (Principal Financial and
                       Accounting Officer)               August 24, 1998

/S/JOHN D. GODFREY
------------------
John D. Godfrey         Secretary, Vice President
                        and Director                     August 24, 1998

/S/RADHA RAMASWAMI BASU
-----------------------
Radha Ramaswami Basu    Director                         August 24, 1998

/S/ABRAHAM OSTROVSKY
--------------------
Abraham Ostrovsky	      Director                         August 24, 1998

/S/GLEN F. CHATFIELD
--------------------
Glen F. Chatfield	      Director                         August 24, 1998

EXHIBIT INDEX



4           SEEC, Inc. 1998 Employee Stock Purchase Plan.

5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities being registered.

23.1        Consent of BDO Seidman, LLP.

23.2 Consent of Cohen & Grigsby, P.C., included in opinion filed as Exhibit 5.1.




                   (this space intentionally left blank)

                                                               EXHIBIT 4

                                 SEEC, INC.
                      1998 EMPLOYEE STOCK PURCHASE PLAN


               As approved by the Board of Directors
               on June 17, 1998 and the Shareholders
               on August 6, 1998.



1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN
     ----------------------------------------

1.1 ESTABLISHMENT AND EFFECTIVE DATE. The SEEC, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of the date the Plan is approved by the Board (the "Effective Date") subject to approval by the holders of a majority of the shares of Common Stock of the Company at an annual or special meeting of the shareholders held on or before the first anniversary of the Effective Date, and no Purchase Rights granted hereunder shall be exercisable prior to such approval. If the Plan is not so approved, the Plan shall not become effective.

1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its shareholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

1.4 STRUCTURE OF PLAN. The Plan is structured to permit Eligible Employees to purchase Stock at a discount from its fair market value (a) by way of periodic purchases from payroll deductions and (b) by way of periodic offerings of Stock for cash that may be made to Eligible
Employees from time to time.

2.   DEFINITIONS AND CONSTRUCTION
     ----------------------------

2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)     "Board" means the Board of Directors of the Company.

(b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)     "Committee" means the Compensation Committee of the Board.

(d) "Company" means SEEC, Inc., a Pennsylvania corporation, or any successor corporation thereto, and its subsidiaries.

(e) "Compensation" means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or
Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers compensation, fringe benefits or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

(f)           Designated Offerings" has the meaning specified in Section
11.1.

(g)          "Designated Purchase Periods" has the meaning specified in
Section 11.1.

(h)          "Designated Offering Notice" has the meaning specified in
Section 11.2.

(i) "Designated Offering Period Purchase Date" has the meaning specified in Section 11.2.

(j) Designated Offering Period Termination Date" has the meaning specified in Section 11.2.

(k) "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan. "Employee" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first
(91st) day of such leave unless the individual's right to reemployment with the Company is guaranteed either by statute or by contract. The Committee shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Committee's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Committee or any governmental agency subsequently makes a contrary determination.

(m) "Fair Market Value" means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Committee.

(n)         "Offering" means an offering of Stock as provided in Section
6.

(o) "Offering Date" means, for any Offering, the first day of the Offering Period with respect to such Offering.

(p) "Offering Period" means a period established in accordance with Section 6.1.

(q) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

(r) "Participant" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(s) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan.

(t) Purchase Date" means, for any Purchase Period, the last day of such period.

(u) "Purchase Period" means a period established in accordance with Section 6.2.

(v) "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with
Section 13.

(w) "Purchase Right" means an option granted to a Participant pursuant to the Plan to purchase shares of Stock. Such option arises from (i) the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period and (ii) the right of a Participant to purchase Stock that may be offered to him or her pursuant to Section 11 in one or more Designated Offerings.

(x) "Stock" means the Common Stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(y) "Subscription Agreement" means a written agreement in such form as specified by the Committee, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

(z) "Subscription Date" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(aa)       "Subsidiary Corporation" means any present or future
"subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

3.   ADMINISTRATION
     --------------

3.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee. All questions of interpretation of the Plan and of any form of agreement or other document employed by the Company in the administration of the Plan shall be determined by the Committee and shall be final and binding upon all persons having an interest in the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 POLICIES AND PROCEDURES ESTABLISHED BY THE COMMITTEE. The Committee may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its sole discretion, for the proper administration of the Plan.


4.   SHARES SUBJECT TO PLAN
     ----------------------

4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 300,000 and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding
Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section
4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the Stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.   ELIGIBILITY
     -----------


5.1       EMPLOYEES ELIGIBLE TO PARTICIPATE.  Each Employee of a
Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

(b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2 EXCLUSION OF CERTAIN SHAREHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with
Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3 Employees who are also directors or officers (as defined in Rule 16a-l(f) under the Exchange Act, as such rule may be amended from time to time) of the Company may participate only in accordance with the requirements of Rule 16b-3. The Plan is intended to conform to the extent necessary with all provisions of the Securities

Act and the Exchange Act and all regulations and rules promulgated by the SEC thereunder, including Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Purchase Rights shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Purchase Rights granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.    OFFERINGS
      ---------

6.1 OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately twenty-four (24) months duration (each an "Offering Period"); provided, however, that the first Offering Period shall commence on the Effective Date and end on August 31, 2000 (the "Initial Offering Period"). Subsequent Offerings shall commence on the first day of February and August of each year, commencing on February 1, 1999, and end on the last day of the second January and July, respectively, occurring thereafter. Notwithstanding the foregoing, the Committee may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2      PURCHASE PERIODS.  Each Offering Period shall consist of four
(4) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Committee shall determine. The Purchase Period commencing on the Offering Date of the Initial Offering Period shall end on January 31, 1999. A Purchase Period commencing on or about February 1 shall end on or about the next July 31. A Purchase Period commencing on or about August 1 shall end on or about the next January 31. Notwithstanding the foregoing, the Committee may establish a different duration for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Committee shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.   PARTICIPATION IN OFFERING PERIODS
     ---------------------------------

7.1     INITIAL PARTICIPATION.  An Eligible Employee may become a
Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible
Employee who does not deliver a properly completed Subscription
Agreement to the Company's designated office on or before the

Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 10.1 or (b) terminated employment as provided in Section 14. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.

8.   ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION
     --------------------------------------------------------

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

8.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 8.3 to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

8.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

8.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "Change Notice Date" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Committee from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (O%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 10.1.

8.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 12. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning of the next Purchase Period the Purchase Date of which falls in the following calendar year.

8.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

8.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

8.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 10.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Committee may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.


9.   PURCHASE OF SHARES IN OFFERINGS
     -------------------------------

9.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

9.2 PRO RATA ALLOCATION OF SHARES. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

9.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

9.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

9.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal (including FICA and FUCA taxes), state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

9.7 REPORTS TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 9.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

10.   WITHDRAWAL FROM OFFERING OR PLAN
      ---------------------------------


10.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Committee may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

10.2 AUTOMATIC WITHDRAWAL FROM AN OFFERING. If the Fair Market Value of a share of Stock on a Purchase Date of an Offering Period (other than the final Purchase Date of such Offering) is less than the Fair Market Value of a share of Stock on the Offering Date for such Offering Period, then every Participant shall automatically be (a) withdrawn from such Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Offering Period pursuant to this Section
10.2 by delivering to the Company's designated office not later than the close of business on Offering Date new Offering Period a written notice indicating such election.

10.3 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 10.1 or automatic withdrawal from an Offering pursuant to Section 10.2, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 10.2, for an amount necessary to purchase an additional whole share as provided in Section 9.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other offering under the Plan.

11.   ADDITIONAL PERIODIC RIGHT TO PURCHASE SHARES
      --------------------------------------------

11.1 The Plan will also be implemented through periodic offerings of shares of Stock (the "Designated Offerings"), during such purchase periods ("Designated Purchase Periods") and, subject to the limitations set forth herein, for such number of shares of Stock as may be determined by the Committee from time to time.

11.2 Eligible Employees will be given advanced written notice of each Designated Offering and of their right to participate (a "Designated Offering Notice"), which Designated Offering Notice shall include the material terms of the Designated Offering, including, among other things, its commencement date ("Designated Purchase Period Commencement Date"), its termination date ("Designated Purchase Period Termination Date"), the number of shares which are to be offered for sale in the Designated Offering and the Purchase Price for each share.

11.3 On the Designated Purchase Period Commencement Date, and through the close of business on the Designated Purchase Period Termination Date, a Participant shall have a right to purchase that number of the shares of Stock which equals (x) a percentage selected by the Participant (but not in excess of 60%) of his or her Compensation for the then-current calendar year divided by (y) the Purchase Price. The date on which the Purchase Price is paid shall be the "Designated Purchase Date".

11.4 The Purchase Price to be paid by a Participant for each share of Stock purchased in a Designated Offering shall be as determined pursuant to Section 13. The aggregate Purchase Price for shares purchased by a Participant in a Designated Offering shall be paid by the Participant in cash or other immediately available funds, at such time and in such manner as is specified in the Designated Offering Notice.

11.5 A Participant may exercise his or her Purchase Rights in an a Designated Offering by taking such actions, and satisfying such conditions, as are determined by the Committee and set forth in the Designated Offering Notice.

12.   CALENDAR YEAR PURCHASE LIMITATION.
      ----------------------------------
Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period and for a Designated Offering shall be determined as of the Designated Purchase Period Commencement Date. The limitation described in this Section 12.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

13.   PURCHASE PRICE
      --------------

Unless otherwise provided by the Committee prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Committee prior to the commencement of any Designated Offering, the Purchase Price for that Designated Offering shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Designated Purchase Period Commencement Date and (b) the Fair Market Value of a share of Stock on the Designated Purchase Date.


14.   TERMINATION OF EMPLOYMENT OR ELIGIBILITY
      ----------------------------------------

Upon a Participant's ceasing, prior to a Purchase Date or a Designated Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 14. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

15.   CHANGE IN CONTROL
      -----------------

15.1  DEFINITIONS.

(a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or
(iv) a liquidation or dissolution of the Company.

(b) A "Change In Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

15.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

16.   NONTRANSFERABILITY OF PURCHASE RIGHTS
      --------------------------------------

A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

17.   COMPLIANCE WITH SECURITIES LAW
      ------------------------------

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act.
The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

18.   RIGHTS AS A SHAREHOLDER AND EMPLOYEE
      ------------------------------------

A Participant shall have no rights as a shareholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

19.   LEGENDS
      -------

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

"THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

20.   NOTIFICATION OF SALE OF SHARES
      ------------------------------

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

21.   NOTICES
      --------

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.   INDEMNIFICATION
      ---------------

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board, the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence or willful misconduct; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

23.   AMENDMENT OR TERMINATION OF THE PLAN
      ------------------------------------
The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies.


EXHIBIT 5.1

OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL

                   {LETTERHEAD OF COHEN & GRIGSBY, P.C.}


                                                August 24, 1998


Board of Directors of
SEEC, Inc.



          We have acted as counsel to SEEC, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 in order to register under the Securities Act of 1933, as amended, 300,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), which are reserved for issuance under the SEEC, Inc. 1998 Employee Stock Purchase Plan (the "Plan").

         In our opinion the shares of Common Stock to be issued, when issued in accordance with the Plan, will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the reference to us in the Prospectus of the Company constituting part of the Company's Registration Statement to be filed with the Securities and Exchange Commission registering the Common Stock and to the inclusion of this letter as an exhibit to the Registration Statement.

        This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) as supplemented or modified by Part I, together with the Forward and Glossary of the Pennsylvania Third Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the PBA Section of Corporation, Banking and Business Law (1992). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter should be read in conjunction therewith. Unless otherwise indicated, capitalized terms used in this Opinion that are defined in the Accord or the Pennsylvania Supplement will have the same meanings in this Opinion as the meanings set forth in the Accord or the Pennsylvania Supplement, respectively (and, to the extent of a conflict between the same, priority shall be given to the Accord and the Pennsylvania Supplement in that order).


                              Very truly yours,



                              COHEN & GRIGSBY, P.C.






EXHIBIT 23.1

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




SEEC, INC.
Pittsburgh, Pennsylvania

   We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 8, 1998 relating to the consolidated financial statements of SEEC, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1998.



BDO Seidman, LLP


Boston, Massachusetts
August 24, 1998